EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                     Media Inquiries:
Mike Eliason                                                          Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
mike.eliason@openlane.com                     laurie.dippold@openlane.com

OPENLANE, Inc. Reports Third Quarter 2023 Financial Results
Carmel, IN, November 1, 2023 — OPENLANE, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2023.
"For the third consecutive quarter, OPENLANE delivered improved results including increased volumes, revenue and gross profit. And against an industry backdrop that remains challenged, our marketplace segment grew both commercial and dealer transactions while meaningfully contributing to OPENLANE’s adjusted EBITDA performance" said Peter Kelly, CEO of OPENLANE. "We continue to simplify our company and the customer experience through our platform and brand consolidation to OPENLANE. And I remain very optimistic about the powerful combination of our asset-light, digital business model and the full OPENLANE team."
Third Quarter 2023 Financial Highlights
•Total revenue of $416 million, an increase of 6% year-over-year
•Income from continuing operations of $13 million
•Adjusted EBITDA of $68 million, with Marketplace contributing approximately 40%
•Marketplace volumes increased 8%
•$216 million of cash flow from operating activities year-to-date
2023 Guidance
The company’s previously stated annual guidance for Adjusted EBITDA and operating adjusted net income from continuing operations per diluted share remains unchanged, while the company's other guidance measures have been updated as shown below.

Annual Guidance
Income (loss) from continuing operations (in millions)	($172) - ($158)
Adjusted EBITDA (in millions)	$250 - $270
Income (loss) from continuing operations per share - diluted *	($1.98) - ($1.85)
Operating adjusted net income from continuing operations per share - diluted	$0.60 - $0.70
* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments and changes in applicable laws and regulations (including significant accounting and tax matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Operating adjusted net income from continuing operations per share excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance included below.
Share Repurchase Authorization
The board of directors authorized an increase in the size of the company’s share repurchase program by an additional $20 million and an extension of the share repurchase program through December 31, 2024. With the increase, and giving effect to the company’s previous repurchases, approximately $125 million remains available for repurchases under the share repurchase program.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, November 1, 2023 at 5:00 p.m. ET. The call will be hosted by OPENLANE Chief Executive Officer Peter Kelly and Chief Financial Officer Brad Lakhia. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s third quarter 2023 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. The company's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, the company has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest company news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "is set," "is on track," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "outlook," initiatives," "goals," "opportunities" and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to risks and uncertainties regarding the impact of adverse market, economic and geopolitical conditions and those other matters disclosed in the company’s Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the company's annual and quarterly periodic reports. The company does not undertake any obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues
Auction fees	$102.1	$88.9	$305.3	$289.5
Service revenue	153.9	159.2	475.2	444.0
Purchased vehicle sales	60.6	45.8	176.5	137.9
Finance-related revenue	99.7	99.1	296.8	275.2
Total operating revenues	416.3	393.0	1,253.8	1,146.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	216.0	209.6	662.8	632.3
Selling, general and administrative	107.4	109.1	326.6	352.1
Depreciation and amortization	26.4	24.3	76.2	76.2
Goodwill and other intangibles impairment	—	—	250.8	—
Total operating expenses	349.8	343.0	1,316.4	1,060.6

Operating profit (loss)	66.5	50.0	(62.6)	86.0

Interest expense	39.4	32.3	116.5	83.8
Other (income) expense, net	1.7	1.2	(12.5)	6.4
Loss on extinguishment of debt	—	9.3	1.1	17.0

Income (loss) from continuing operations before income taxes	25.4	7.2	(167.7)	(21.2)

Income taxes	12.7	6.7	0.7	(7.9)

Income (loss) from continuing operations	12.7	0.5	(168.4)	(13.3)
Income (loss) from discontinued operations, net of income taxes	—	(6.3)	—	217.4
Net income (loss)	$12.7	$(5.8)	$(168.4)	$204.1

Net income (loss) per share - basic
Income (loss) from continuing operations	$0.01	$(0.09)	$(1.84)	$(0.30)
Income (loss) from discontinued operations	—	(0.06)	—	1.41
Net income (loss) per share - basic	$0.01	$(0.15)	$(1.84)	$1.11

Net income (loss) per share - diluted
Income (loss) from continuing operations	$0.01	$(0.09)	$(1.84)	$(0.30)
Income (loss) from discontinued operations	—	(0.06)	—	1.41
Net income (loss) per share - diluted	$0.01	$(0.15)	$(1.84)	$1.11

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$110.3	$225.7
Restricted cash	41.8	52.0
Trade receivables, net of allowances	340.0	270.7
Finance receivables, net of allowances	2,358.1	2,395.1
Other current assets	90.6	78.9
Total current assets	2,940.8	3,022.4

Goodwill	1,237.8	1,464.5
Customer relationships, net of accumulated amortization	121.1	135.9
Operating lease right-of-use assets	77.7	84.8
Property and equipment, net of accumulated depreciation	115.1	123.6
Intangible and other assets	236.8	288.6
Total assets	$4,729.3	$5,119.8

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$771.1	$676.9
Obligations collateralized by finance receivables	1,695.3	1,677.6
Current maturities of debt	42.3	288.7
Total current liabilities	2,508.7	2,643.2

Long-term debt	201.4	205.3
Operating lease liabilities	72.4	79.7
Other non-current liabilities	28.7	60.8
Temporary equity	612.5	612.5
Stockholders’ equity	1,305.6	1,518.3
Total liabilities, temporary equity and stockholders’ equity	$4,729.3	$5,119.8

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$(168.4)	$204.1
Net income from discontinued operations	—	(217.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76.2	76.2
Provision for credit losses	42.0	9.7
Deferred income taxes	(26.8)	(4.3)
Amortization of debt issuance costs	6.6	8.5
Stock-based compensation	13.1	22.6
Contingent consideration adjustment	1.3	—
Net change in unrealized (gain) loss on investment securities	0.4	6.5
Investment and note receivable impairment	11.0	—
Goodwill and other intangibles impairment	250.8	—
Loss on extinguishment of debt	1.1	17.0
Other non-cash, net	0.8	0.3
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(94.0)	(24.1)
Accounts payable and accrued expenses	104.7	(149.1)
Payments of contingent consideration in excess of acquisition-date fair value	(2.6)	(26.1)
Net cash provided by (used by) operating activities - continuing operations	216.2	(76.1)
Net cash used by operating activities - discontinued operations	(0.1)	(388.5)
Investing activities
Net (increase) decrease in finance receivables held for investment	1.3	(34.9)
Acquisition of businesses (net of cash acquired)	—	(0.4)
Purchases of property, equipment and computer software	(39.8)	(45.8)
Investments in securities	(1.0)	(6.6)
Proceeds from sale of investments	—	0.3
Proceeds from the sale of property and equipment	0.3	—
Net cash used by investing activities - continuing operations	(39.2)	(87.4)
Net cash provided by investing activities - discontinued operations	7.0	2,070.4
Financing activities
Net decrease in book overdrafts	(3.5)	(5.8)
Net borrowings from (repayments of) lines of credit	(106.4)	126.8
Net increase in obligations collateralized by finance receivables	13.2	36.6
Payments for debt issuance costs/amendments	(5.4)	(11.6)
Payments on long-term debt	—	(928.6)
Payment for early extinguishment of debt	(140.1)	(606.1)
Payments on finance leases	(1.6)	(3.1)
Payments of contingent consideration and deferred acquisition costs	(12.4)	(3.5)
Issuance of common stock under stock plans	2.1	1.1
Tax withholding payments for vested RSUs	(2.5)	(2.5)
Repurchase and retirement of common stock	(22.2)	(132.2)
Dividends paid on Series A Preferred Stock	(33.3)	(11.1)
Net cash used by financing activities - continuing operations	(312.1)	(1,540.0)
Net cash provided by financing activities - discontinued operations	—	10.8
Net change in cash balances of discontinued operations	—	12.4
Effect of exchange rate changes on cash	2.6	(27.4)
Net decrease in cash, cash equivalents and restricted cash	(125.6)	(25.8)
Cash, cash equivalents and restricted cash at beginning of period	277.7	203.4
Cash, cash equivalents and restricted cash at end of period	$152.1	$177.6
Cash paid for interest, net of proceeds from interest rate derivatives	$106.5	$71.0
Cash paid for taxes, net of refunds - continuing operations	$28.3	$325.2

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2023	2022	2023	2022
Income (loss) from continuing operations	$12.7	$0.5	$(168.4)	$(13.3)
Add back:
Income taxes	12.7	6.7	0.7	(7.9)
Interest expense, net of interest income	38.5	30.9	113.4	81.6
Depreciation and amortization	26.4	24.3	76.2	76.2
EBITDA	90.3	62.4	21.9	136.6
Non-cash stock-based compensation	4.5	3.5	13.8	23.2
Loss on extinguishment of debt	—	9.3	1.1	17.0
Acquisition related costs	0.5	0.3	1.1	0.9
Securitization interest	(31.6)	(20.2)	(89.0)	(44.9)
(Gain)/Loss on asset sales	—	—	—	(0.1)
Severance	1.9	1.5	3.4	8.2
Foreign currency (gains)/losses	(1.2)	4.1	(0.8)	8.6
Goodwill and other intangibles impairment	—	—	250.8	—
Contingent consideration adjustment	—	—	1.3	—
Net change in unrealized (gains) losses on investment securities	0.5	0.3	0.4	6.5
Professional fees related to business improvement efforts	1.7	3.2	4.5	12.1
Other	0.9	5.1	1.7	6.6
Total addbacks/(deductions)	(22.8)	7.1	188.3	38.1
Adjusted EBITDA	$67.5	$69.5	$210.2	$174.7

	Three Months Ended September 30, 2023
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income (loss) from continuing operations	$(19.3)	$32.0	$12.7
Add back:
Income taxes	2.0	10.7	12.7
Interest expense, net of interest income	4.3	34.2	38.5
Depreciation and amortization	23.8	2.6	26.4
Intercompany interest	9.6	(9.6)	—
EBITDA	20.4	69.9	90.3
Non-cash stock-based compensation	3.5	1.0	4.5
Acquisition related costs	0.5	—	0.5
Securitization interest	—	(31.6)	(31.6)
Severance	1.7	0.2	1.9
Foreign currency (gains)/losses	(1.2)	—	(1.2)
Net change in unrealized (gains) losses on investment securities	—	0.5	0.5
Professional fees related to business improvement efforts	1.4	0.3	1.7
Other	0.5	0.4	0.9
Total addbacks/(deductions)	6.4	(29.2)	(22.8)
Adjusted EBITDA	$26.8	$40.7	$67.5

The following table reconciles operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share to net income (loss) for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2023	2022	2023	2022
Net income (loss) from continuing operations (1)	$12.7	$0.5	$(168.4)	$(13.3)
Acquired amortization expense	11.1	8.2	28.3	25.0
Loss on extinguishment of debt	—	9.3	1.1	17.0
Contingent consideration adjustment	—	—	1.3	—
Goodwill and other intangibles impairment	—	—	250.8	—
Income taxes (2)	1.9	(4.3)	(32.3)	(10.3)
Operating adjusted net income (loss) from continuing operations	$25.7	$13.7	$80.8	$18.4

Net income (loss) from discontinued operations	$—	$(6.3)	$—	$217.4
Acquired amortization expense	—	—	—	5.9
Income taxes (2)	—	—	—	(1.4)
Operating adjusted net income (loss) from discontinued operations	$—	$(6.3)	$—	$221.9

Operating adjusted net income	$25.7	$7.4	$80.8	$240.3

Operating adjusted net income (loss) from continuing operations per share - diluted	$0.18	$0.09	$0.56	$0.12
Operating adjusted net income (loss) from discontinued operations per share - diluted	—	(0.04)	—	1.44
Operating adjusted net income per share - diluted	$0.18	$0.05	$0.56	$1.56

Weighted average diluted shares - including assumed conversion of preferred shares	145.6	150.3	145.1	154.0

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share.
(2)For the three and nine months ended September 30, 2023 and 2022, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three year cumulative loss related to U.S. operations, we currently have a $34.2 million valuation allowance against the U.S. net deferred tax asset.

The following table reconciles EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the 2023 guidance presented:

	2023 Guidance
(in millions), (unaudited)	Low	High
Income (loss) from continuing operations	$(172)	$(158)
Add back:
Income taxes	2	9
Interest expense, net of interest income	153	151
Depreciation and amortization	102	101
EBITDA	85	103
Total addbacks/(deductions), net	165	167
Adjusted EBITDA	$250	$270
The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to income (loss) from continuing operations for the 2023 guidance presented:

	2023 Guidance
(in millions, except per share amounts), (unaudited)	Low	High
Income (loss) from continuing operations	$(172)	$(158)
Total adjustments, net	259	260
Operating adjusted net income from continuing operations	$87	$102

Operating adjusted net income from continuing operations per share – diluted	$0.60	$0.70

Weighted average diluted shares - including assumed conversion of preferred shares	145	145